Deferred Compensation Plan
                                For Directors Of
                            The Summit Bancorporation
                            And Its Subsidiary Banks

Section 1. Effective Date

The effective date of the Plan is January 1, 1981.

Section 2. Eligibility

Each Director of The Summit Bancorporation (the "Corporation") or any of its subsidiary banks ("Bank") is eligible to participate in the Plan.

Section 3. Deferred Compensation Account

There shall be established for each participant a deferred compensation account in the participant's name.

Section 4. Amount of Deferral

A participant may elect to defer receipt for a calendar year of: (a) the retainer payable to the participant for board and committee service, or (b) the fees payable to the participant for attendance at board and committee meetings, or (c) both the amounts of (a) and (b). The amount deferred shall be credited to the participant's deferred compensation account.

Section 5. Interest on Deferred Accounts

Each participant's deferred compensation account shall be credited with interest on December 31 of each year (if on such date there is a balance in the account) equal to the amount of interest which would have been earned on the average balance in his account for the year at an annual rate of interest equal to the average one-year United States Treasury Bill rate for the year. If the entire amount is withdrawn prior to any December 31, the account shall be credited with interest to the date of withdrawal on the average balance in the account from the beginning of the year to such date calculated at a pro-rated annual rate equal to the average one-year United States Treasury Bill rate from the beginning of the year to the date of withdrawal.

Section 6. Period of Deferral

A participant may elect to defer payment of the compensation deferred under the Plan until (a) a specified year in the future, (b) his attainment of age 70, or
(c) termination of his service as a Director. If alternative (a) is elected by the participant, payment will be made or will commence within sixty days after the beginning of the year specified in his election. If alternative (b) or (c) is elected by the participant, payment will be made or will commence within sixty days after his attainment of age 70 or termination of his service as a Director, as applicable.


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Section 7. Form of Payment

A participant may elect to receive payment of the compensation deferred under the Plan in either (a) a lump sum or (b) up to five (5) approximately equal annual installments.

Section 8. Death Prior to Receipt

In the event that a participant dies prior to receipt of any or all of the amounts payable to him pursuant to the Plan, any amounts remaining in the participant's deferred compensation account shall be paid to his estate in a lump sum within sixty days following notification of the participant's death.

Section 9. Election by Nominee for Director

An election to defer compensation under the Plan may be made by a nominee for election as a Director. Such election to defer compensation must be made not later than ten days prior to this election as a Director.

Section 10. Manner of Electing Deferral

A participant may elect to defer compensation under the Plan for a calendar year by giving written notice to the Executive Committee of the Corporation (the "Committee"), through the Corporate Secretary, on a form provided to and signed by the participant, which notice shall include the amount to be deferred, the period of deferral, and the form of payment. Such election must be made by the participant not later than December 20 of the year preceding the year for which the election is to apply, except in the case of a nominee for election as a Director.

Section 11. Effect of Election

A participant's election to defer compensation and as to the period of deferral and form of payment of the amount deferred shall be irrevocable once the period to which it applies has commenced, and can only be revoked or modified upon (a) the application of the participant to the Committee for permission to withdraw part or all of his deferred compensation account balance and (b) a showing by the participant of financial emergency or hardship and (c) the concurrence of the Committee. The Committee shall have sole discretion in granting or denying such permission and in establishing guidelines for the administration of this
Section 11. A participant making application for withdrawal who is also a member of the Committee shall not take part in the Committee's consideration of such application or in the Committee's determination as to the request made therein.

An election covering more than one calendar year may be revoked or modified by a participant with respect to calendar years not yet begun by written notice to the Committee received by not later than December 20 of the year prior to the first calendar year for which such revocation or modification is to apply.


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Section 12. Participant's Rights Unsecured

Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds invested hereunder shall continue for all purposes to be a part of the general funds of the Corporation or the Bank on whose board the participant serves. To the extent that a participant acquires a right to receive payments from the Corporation or the Bank under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Bank and such right shall be an unsecured claim against the general assets of the Corporation or the Bank.

Section 13. Title to Funds Remains with the Corporation or the Bank

Deferred amounts credited to each participant's account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such funds will remain with the Corporation or the Bank, and the Corporation's or the Bank's only obligation will be to make timely payments to participants in accordance with the Plan.

Section 14. Statement of Account

A statement will be furnished to each participant on or about May 1 of each year stating the balance of his deferred compensation account as of the preceding December 31.

Section 15. Assignability

No right to receive payments hereunder shall be transferrable or assignable by a participant, except by will or by the laws of descent and distribution.

Section 16. Administration

The Plan shall be administered by the Committee which shall maintain, or cause to be maintained, the records of the Plan. The Committee shall have the authority to adopt rules and regulations for the administration of the Plan and to interpret, construe and implement the provisions of the Plan. The Committee may delegate certain administrative functions to the Banks.

The decision of the Committee as to matters pertaining to the Plan shall be conclusive and binding.

Section 17. Amendment

The Plan may at any time or from time to time be amended, modified or terminated by the Committee. No amendment, modification or termination shall, without the consent of the participant, reduce the balance of his deferred compensation account to this credit on the date of such amendment, modification or termination.


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                           Deferred Compensation Plan
                                For Directors Of
                            The Summit Bancorporation
                            And Its Subsidiary Banks
                               Notice of Election

In accordance with the Deferred Compensation Plan for Directors (the "Plan"), I hereby elect to defer receipt of the compensation payable to me for my services as a Director of _________________ for the calendar year beginning ______________________as follows:

1) AMOUNT TO BE DEFERRED (check one)

(a)   The retainer payable to me for board and
      committee services                                                 _______

(b)   The fees payable to me for attendance at
      board and committee meetings                                       _______

(c)   Both the retainer and meeting fees                                 _______

2) PERIOD OF DEFERRAL (check one)

(a)   Until the termination of my services as
      a Director                                                         _______

(b)   Until the attainment of age 70 in                                  _______

(c)   Until the year shown below:
      Specify year in which payment should
      be made or commence                                                _______

3) FORM OF PAYMENT OF DEFERRED COMPENSATION PLUS
   INTEREST CREDIT THEREON (check one)

(d)   Lump sum                                                           _______

(e)   Approximately equal annual installments
      over ________ years (up to five years -- specify number)


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                                       -2-

I understand that in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the balance shown in my Deferred Compensation Account will be paid to my estate in a lump sum.

I understand further that upon commencement of the year for which this election applies, this election is irrevocable as to amounts deferred for that year and that any change in the timing or form of payment thereafter can only be made by me on a showing of hardship and with the approval of the Executive Committee of the Corporation.

I acknowledge that I have received a copy of the Plan and have read its provisions and agree to be bound by the terms contained therein.


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         Date                         Signature